EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Messner, individually, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of DISH Network Corporation, a Nevada corporation formed in April 1995, for the year ended December 31, 2020, and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles W. Ergen	Chairman	February 22, 2021
Charles W. Ergen

/s/ Kathleen Q. Abernathy	Director	February 22, 2021
Kathleen Q. Abernathy

/s/ George R. Brokaw	Director	February 22, 2021
George R. Brokaw

/s/ James DeFranco	Director	February 22, 2021
James DeFranco

/s/ Cantey Ergen	Director	February 22, 2021
Cantey Ergen

/s/ Afshin Mohebbi	Director	February 22, 2021
Afshin Mohebbi

/s/ Tom A. Ortolf	Director	February 22, 2021
Tom A. Ortolf

/s/ Joseph T. Proietti	Director	February 22, 2021
Joseph T. Proietti

/s/ Carl E. Vogel	Director	February 22, 2021
Carl E. Vogel